STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) dated as of April 29, 2010, has been executed by Wu Shi Xin (the “Purchaser”) and ChinaCast Education Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Purchaser wishes to purchase 3,735,734 shares (the “Shares”) of common stock, $.0001 par value per share of the Company (the “Common Stock) on the terms and subject to the conditions set forth herein; and

WHEREAS, the Company wishes to sell the Shares to Purchaser on the terms and subject to the conditions set forth herein; and

WHEREAS, the offering and sale of the Shares by the Company to the Purchaser is being made in reliance upon the provisions of Regulation S (“Regulation S”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, the Company and the Purchaser hereby agree as follows.

1.           Agreement to Purchase Shares

           1.1    Purchase and Issuance of the Common Stock. The Purchaser hereby agrees to purchase the Shares from the Company at a price of US$7.85 per Share or a total of US$29,325,511.90 (RMB200,000,000.00) (the “Share Consideration”).  At the Closing, Purchaser will deliver to the Company, the Share Consideration and the Company will instruct its transfer agent to issue the Shares in the name of the Purchaser and/or in such nominee name(s) as the Purchaser shall designate in writing to the Company; provided, however, that, the Company shall not be required to issue any Shares in the name of any such nominee(s) unless such nominees have executed and delivered to the Company, a Letter of Representations on the form attached hereto as Exhibit A.

1.2    Closing.  The closing for the sale of the Shares to the Purchaser shall take place at the offices of the Company on April 29, 2010 (the “Closing”), or at such other time and/or such other place as the Company may determine in its sole and absolute discretion.

2.           Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Company that:

2.1    No Government Recommendation or Approval.  The Purchaser understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company or the offering and sale of the Shares.

2.2    Not a “U.S. Person”.  The Purchaser is not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act.

2.3    Intent. The Purchaser is purchasing the Shares solely for investment purposes, for the Purchaser’s own account and not for the account or benefit of any U.S. person, and not with a view towards the distribution or dissemination thereof and the Purchaser has no present arrangement to sell the Shares to or through any person or entity.  The Purchaser understands that the Shares must be held indefinitely unless such Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

2.4    Restrictions on Transfer.  The Purchaser understands that the Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act.  The Shares have not been registered under the Securities Act, and, if in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act, (C) pursuant to the resale limitations set forth in Rule 905 of Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (E) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Purchaser acknowledges, agrees and covenants that it will not engage in hedging transactions with regard to the Shares prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the Act, unless in compliance with the Securities Act. The Purchaser agrees that if any transfer of the Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the transferor may be required to deliver to the Company an opinion of counsel satisfactory to the Company.  Absent registration or another exemption from registration, the Purchaser agrees that it will not resell the securities constituting the Shares to U.S. Persons or within the United States.

2.5.    Accredited and Sophisticated Investor.

(i)          The Purchaser is familiar with the term “accredited investor” as defined in Regulation D promulgated under the Securities Act and is an “accredited investor” within the meaning of such term in Regulation D.

(ii)          The Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares.

(iii)          The Purchaser is able to bear the economic risk of his investment in the Shares for an indefinite period of time because none of the Shares have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

2.6    Independent Investigation.  The Purchaser, in making the decision to purchase the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Purchaser is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as the Purchaser has requested.  The Purchaser has had access to all reports, schedules, forms , statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) and 15(d) of the Exchange Act (the foregoing materials and documents, including the exhibits thereto and the documents incorporated by reference therein, shall be collectively referred to herein as the “SEC Reports”).

2.7    Authority.  This Agreement has been validly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.  The execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of (i) the memorandum of association or articles of association of the Purchaser, or other comparable organizational documents of Purchaser, (ii) any agreement, contract or instrument to which the Purchaser is a party or by which the assets of Purchaser or bound or (iii) any law, rule or regulation of any governmental or regulatory authority to which Purchaser is subject.

2.8    No Legal Advice from Company.  The Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Purchaser’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.9    Reliance on Representations and Warranties.  The Purchaser understands that the Shares are being offered and sold to the Purchaser in reliance on specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the applicability of such provisions.

2.10    No Advertisements.  The Purchaser is not purchasing the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

3.           Representations and Warranties of the Company

The Company represents and warrants to the Purchaser that:

3.1    Valid Issuance of Capital Stock. The shares of Common Stock comprising the Shares will, when issued in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

3.2    Organization and Qualification.  The Company is a corporation duly incorporated and existing in good standing under the laws of the state of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3    Authorization; Enforcement.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4    No Conflicts.  To the knowledge of the Company, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not materially (i) result in a violation of the Company’s Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party.  Other than any SEC or state securities filings or filings with the Nasdaq Stock Market, which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be required to be filed pursuant to Section 4 of this Agreement, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Shares in accordance with the terms hereof.

3.5    Line of Business  The Company’s business is as described in its Annual Report on Form 10-K for its fiscal year ended December 31, 2009 and other subsequently filed SEC Reports.

4.           Registration Rights

4.1    Request for Registration. At any time on or after October 1, 2010, the Purchaser may make a written demand for registration under the Securities Act of the resale of all of their Shares (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Shares proposed to be sold and the intended method(s) of distribution thereof.  The Company shall not be obligated to effect more than one (1) Demand Registration under this Agreement in respect of Shares.  The Company shall, as expeditiously as possible and in any event within thirty (30) days after receipt of a request for a Demand Registration prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Shares to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable efforts to cause such registration statement to become and remain effective for no less than one year from its effectiveness date; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such registration statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a Demand Registration hereunder.

4.2    Effective Registration. A registration will not count as a Demand Registration until the registration statement is filed with the SEC with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such registration statement has been declared effective, the offering of Shares pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the registration statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Purchaser thereafter elects to continue the offering

4.3    Listing. The Company shall use its reasonable  best efforts to cause all Shares included in a Demand Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated

4.4    Obligation to Suspend Distribution. Upon receipt of any notice from the Company of (x) either (i) the issuance or threatened issuance by the SEC of any stop order or (ii) any request by the SEC for any amendment or supplement to a registration statement or any prospectus relating thereto or for additional information or (y) the occurrence of an event that, in the good faith judgment of the Company requires the preparation of a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of the Shares covered by such registration statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly make available to the Purchaser any such supplement or amendment, the Purchaser shall immediately discontinue disposition of the Shares pursuant to the registration statement covering the Shares until such holder receives such supplemented or amended prospectus.

4.5    Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration and all expenses incurred in performing or complying with its other obligations under this Section 4, whether or not the registration statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Shares); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Shares; and (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company. Notwithstanding the foregoing, the Company shall have no obligation to pay (i) any underwriting discounts or selling commissions attributable to the Shares being sold by the Purchaser, which underwriting discounts or selling commissions shall be borne by the Purchaser or (ii) any fees or expenses of counsel to the Purchaser.

4.6    Information. The Purchaser hereby agrees to provide such information as may reasonably be requested by the Company, in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Shares under the Securities Act pursuant to this Section 4 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

5.           Legends; Denominations

5.1    Legend.  The Company will issue the Shares purchased by the Purchaser in the name of the Purchaser and in such denominations to be specified by the Purchaser prior to the Closing.  The Shares will bear the following legend (the “Legend”), and appropriate “stop transfer” instructions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

5.2    Purchaser’s Compliance.  Nothing in this Section 5 shall affect in any way the Purchaser’s obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

5.3    Company’s Refusal to Register Transfer of Shares.  The Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act.

6.          Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

7.           Assignment; Entire Agreement; Amendment

7.1    Assignment.  Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Purchaser to a person agreeing to be bound by the terms hereof.

7.2    Entire Agreement; Amendment.  This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

8.           Notices; Indemnity

8.1    Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express, UPS or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally on the scheduled arrival date when sent by next day or 2-day courier service or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail.

8.2    Indemnification.  Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

9.           Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

10.           Survival; Severability

The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.           Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Mr. Wu Shi Xin

By: /s/ Wu Shi Xin
PRC Passport No: XXXXXX
Address:	Flat D, 5/F., Ho Fai Building, Block 2, 218-224 Sai Lau Kok Road, Tsuen Wan, NT, Hong Kong

CHINACAST EDUCATION CORPORATION

By:	/s/ Ron Chan Tze Ngon
Name:	Ron Chan Tze Ngon
Title:	Chairman and Chief Executive Officer

Exhibit A-- Form of Letter of Representations for Nominees

[Date]

To:

Chinacast Education Corporation

Dear Sirs,

The undersigned (the “Investor”), as a nominee of Mr. Wu Shi Xin (the “Purchaser”) to receive shares of common stock, par value $0.0001 per share (the “Shares”) of Chinacast Education Corporation, a Delaware corporation (the “Company”), under a Share Purchase Agreement dated as of April 29, 2010 (the “Agreement”) by and between the Purchaser and the Company, hereby represents and warrants to the Company as follows:

1.
The Investor is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act of 1933 (the “Securities Act”), meaning that the Investor is not (i) a natural person resident in the United States, (ii) a partnership or corporation organized or incorporated under the laws of the United States, (iii) an estate of which any executor or administrator is a U.S. person, (iv) a trust of which any trustee is a U.S. person, (v) any agency or branch of a foreign entity located in the United States, (vi) any non- discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, or (viii) a partnership or corporation organized or incorporated under the laws of a jurisdiction outside the United States but formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act.

2.
The Investor is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.
The Investor will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, the Investor will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the closing date of the sale of the Shares pursuant to the Agreement and ending on the date that is six months thereafter, except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.
The Investor did not receive an offer to purchase the Shares from any person at any time when the Investor was physically present in the United States, and the Investor has executed the Agreement outside of the United States.

By:
Name:
Title:

Place of Residency and/or Principal Place of Business of Investor: British Virgin Islands Address of Investor: